Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders Oppenheimer Capital Income Fund:

We consent to the use of our report dated October 20, 2014, with respect to the consolidated financial statements and consolidated financial highlights of Oppenheimer Capital Income Fund, incorporated by reference herein, and to the references to our firm under the headings “Consolidated Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                                                                     /s/ KPMG LLP

                                                                     KPMG LLP

Denver, Colorado
December 22, 2014